Exhibit 99.2

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction

Comstock Resources, Inc. ("Comstock" or the "Company") completed the sale of oil and gas properties (collectively, the "Divestiture Properties") on February 23, 2012 and on May 1, 2012.  These properties were located in Tyler and Polk counties in South Texas and Lincoln Parish in North Louisiana.  Total net cash proceeds received from the sales of the Divestiture Properties were approximately $123.3 million. These proceeds were used to repay outstanding borrowings on the Company’s revolving bank credit facility.  Proved reserves sold totaled approximately 63 billion cubic feet of natural gas equivalent as of January 1, 2012,  the effective date for both of the transactions.  Daily production from the Divestiture Properties averaged approximately 11.5 million cubic feet of natural gas equivalent per day during the three months ended March 31, 2012.

 Following are the unaudited pro forma financial statements of Comstock for the year ended December 31, 2011 and the three months ended March 31, 2012, which give effect to the sale of the Divestiture Properties.  The unaudited pro forma condensed balance sheet as of March 31, 2012 assumes the sales of the Divestiture Properties occurred as of that date.  The unaudited pro forma statements of operations assume that the sale transactions occurred on January 1, 2011.  Pro forma adjustments are presented in the notes to the unaudited pro forma financial statements.

The pro forma adjustments are based upon available information and assumptions that the management of Comstock believes are reasonable.  The pro forma financial statements do not purport to represent the financial position or results of operations of Comstock which would have occurred had the sale transactions been consummated on the dates indicated or Comstock's financial position or results of operations for any future date or period.  The unaudited pro forma financial statements and accompanying notes should be read together with the historical consolidated financial statements of Comstock filed with its Form 10-K for the year ended December 31, 2011 and its Form 10-Q for the three months ended March 31, 2012.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

AS OF MARCH 31, 2012
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS

Cash and Cash Equivalents	$3,750	$113,786	(a)	$3,750
		(113,786)	(c)
Restricted Cash	9,549	(9,549)	(c)	—
Marketable Securities	17,154	—		17,154
Assets Held for Sale	91,520	(91,520)	(b)	—
Other Current Assets	54,826	—		54,826
Total Current Assets	176,799	(101,069)		75,730
Property and Equipment	2,517,672	—		2,517,672
Other Assets	16,201	—		16,201
Total Assets	$2,710,672	$(101,069)		$2,609,603

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable	$148,633	$—		$148,633
Accrued Expenses and Other Current Liabilities	101,427	(822)	(b)	100,605
Total Current Liabilities	250,060	(822)		249,238
Long-term Debt, Less Current Portion	1,207,042	(123,335)	(c)	1,083,707
Deferred Taxes Payable	208,078	8,427	(d)	216,505
Other Liabilities	18,135	—		18,135
Stockholders' Equity	1,027,357	14,661	(e)	1,042,018
Total Liabilities and Stockholders' Equity	$2,710,672	$(101,069)		$2,609,603

See accompanying notes to unaudited pro forma
consolidated financial statements

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and gas sales	$434,367	$(37,425)	(f)	$396,942

Operating expenses:
Production taxes	3,670	(2,031)	(f)	1,639
Gathering and transportation	28,491	(1,015)	(f)	27,476
Lease operating	46,552	(5,391)	(f)	41,161
Exploration	10,148	—		10,148
Depreciation, depletion and amortization	290,776	(9,990)	(g)	280,786
Impairment of oil and gas properties	60,817	—		60,817
Loss on sale of properties	57	—		57
General and administrative, net	35,172	—		35,172
Total operating expenses	475,683	(18,427)		457,256

Operating loss	(41,316)	(18,998)		(60,314)

Other income (expenses):
Interest expense	(42,688)	1,825	(h)	(40,863)
Gain on sale of marketable securities	35,118	—		35,118
Other income	790	—		790
Total other income (expenses)	(6,780)	1,825		(4,955)
Loss before income taxes	(48,096)	(17,173)		(65,269)
Benefit from income taxes	14,624	6,268	(i)	20,892
Net loss from continuing operations	$(33,472)	$(10,905)		$(44,377)

Net loss per share:
Basic	$(0.73)			$(0.96)
Diluted	$(0.73)			$(0.96)

Weighted average common and common stock equivalent shares outstanding:
Basic	45,997			45,997
Diluted	45,997			45,997

See accompanying notes to unaudited pro forma
consolidated financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2012
(in thousands except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and gas sales	$110,335	$(7,561)	(f)	$102,774
Gain on sale of assets	6,727	(6,727)	(j)	—
Total revenues	117,062	(14,288)		102,774

Operating expenses:
Production taxes	3,637	(412)	(f)	3,225
Gathering and transportation	7,892	(231)	(f)	7,661
Lease operating	14,749	(1,192)	(f)	13,557
Exploration	1,353	—		1,353
Depreciation, depletion and amortization	79,097	—		79,097
Impairment of oil and gas properties	49	—		49
General and administrative, net	8,798	—		8,798
Total operating expenses	115,575	(1,835)		113,740

Operating income (loss)	1,487	(12,453)		(10,966)

Other income (expenses):
Interest expense	(13,237)	1,026	(h)	(12,211)
Gain on sale of marketable securities	26,621	—		26,621
Other income (expense)	(23)	—		(23)
Total other income (expenses)	13,361	1,026		14,387

Income (loss) before income taxes	14,848	(11,427)		3,421
Benefit from (provision for) income taxes	(7,989)	4,171	(i)	(3,818)
Net income (loss) from continuing operations	$6,859	$(7,256)		$(397)

Net income (loss) per share:
Basic	$0.14			$(0.01)
Diluted	$0.14			$(0.01)

Weighted average common and common stock equivalent shares outstanding:
Basic	46,372			46,372
Diluted	46,372			46,372

See accompanying notes to unaudited pro forma
consolidated financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 reflects the following adjustments:

(a)
Adjustment to recognize the net cash proceeds of $113.8 million for the Divestiture Property sale transaction that closed on May 1, 2012.  This amount represents the sales price of $118.5 million less purchase price adjustments and transaction costs.

(b)
Adjustment to eliminate the carrying value of the properties and the related asset retirement obligation which were sold on May 1, 2012.  The carrying value of the Divestiture Properties was reclassified to Assets Held for Sale on the consolidated balance sheet during the quarter ended March 31, 2012.

(c)
Adjustment to reflect repayment of a portion of the outstanding balance of the Company's outstanding borrowings under its bank credit facility following the closing of the last sale transaction and upon completion of a reverse tax free exchange transaction.  The balance in restricted cash, which included the net proceeds from the Divestiture Property sales transaction which closed in February 2012, was held by an exchange accommodation titleholder until the tax free exchange transaction was completed.

(d)
Adjustment for income taxes payable associated with the gain on the sale of the assets which closed on May 1, 2012.  The Divestiture Properties were part of a reverse like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code, and the income taxes on the sale of these properties are accordingly being deferred.

(e)
Adjustment to reflect in retained earnings the pro forma net gain on disposal of $23.1 million ($14.7 million after income taxes) from the sale of the Divestiture Properties that closed on May 1, 2012.  This gain reflects the sales price of $118.5 million, less the closing adjustments and transaction costs of $4.7 million, the carrying value of the assets of $91.5 million, the asset retirement obligation sold of $0.8 million, and deferred income taxes of $8.4 million, which were provided at the Company's estimated combined federal and state tax rate of 36.5%.  The net gain from the sale of a portion of the Divestiture Properties which closed in February 2012 ($6.7 million or $4.2 million after income taxes) is included in the Results of Operations for the three months ended March 31, 2012 and in retained earnings at March 31, 2012.

No depletion, depreciation and amortization expense ("DD&A") expense and no asset retirement obligation accretion expense were recognized for the Divestiture Properties during the three months ended March 31, 2012 as they were classified as Assets Held for Sale on the consolidated balance sheet during this period.

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 reflect the following adjustments:

(f)	Adjustment to reverse operating revenues and direct operating costs attributable to the Divestiture Properties.
(g)	Adjustment for the reversal of DD&A expense for the Divestiture Properties, including a reduction of the accretion expense related to asset retirement obligations.

(h)	Adjustment to interest expense to reflect the use of the cash proceeds to reduce borrowings under the Company's bank credit facility.

(i)	Adjustment for the income tax consequences of the pro forma adjustments at the Company's estimated combined federal and state tax rate of 36.5%.

(j)
Adjustment to eliminate the gain realized on the sale of Divestiture Properties that closed on February 23, 2012 which was included in the results of operations for the three months ended March 31, 2012.